UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 18, 2013

PERVASIP CORP.

(Exact name of registrant as specified in its charter)

New York	000-04465	13-2511270
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

75 South Broadway, Suite 400

White Plains, NY 10601

 (Address of principal executive offices)

(914) 620-1500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

On January 22, 2013, Pervasip Corp. (the “Company”) issued 8,670,000 shares of its common stock, par value $0.001 (the “Common Stock”), pursuant to that certain convertible debenture issued in favor of a private investor on July 26, 2012. The issuance of the shares resulted in a conversion in an aggregate amount of principal equal to $10,231.

On January 28, 2013 the Company issued 6,000,000 shares of its Common Stock pursuant to that certain convertible debenture issued in favor of a private investor on January 28, 2013. The issuance of the shares resulted in a conversion in the aggregate amount of principal equal to $6,000.

On January 29, 2013 the Company issued 11,153,846 shares of its Common Stock pursuant to that certain convertible debenture issued in favor of a private investor on June 12, 2012. The issuance of the shares resulted in a conversion in the aggregate amount of principal equal to $14,500.

On January 30, 2013, the Company issued 67,260,000 shares of Common Stock to the Investor pursuant to that certain agreement filed on Form 8-K with the United States Securities and Exchange Commission on December 1, 2011. The issuance of the shares resulted in a conversion in the aggregate amount of principal equal to $404,000.

As of the date hereof, the total outstanding amount of the Company’s common shares is 438,960,913.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Amendment to Articles of Incorporation

On January 18, 2013, the Company filed an amendment to the Company’s Articles of Incorporation with the Secretary of State of the State of New York increasing the Company’s authorized Common Stock from four hundred million (400,000,000) shares of Common Stock to eight hundred million (800,000,000) shares of Common Stock.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
3.1*	Amendment to the Articles of Incorporation, dated January 18, 2013

*Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERVASIP CORP.

Date: February 4, 2013	By:	/s/ Paul H. Riss
Name: Paul H. Riss
Title: Chief Executive Officer